UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[X]	Preliminary Information Statement - PR 14C – Amendment 1

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Definitive Information Statement

PetVivo Holdings, Inc.
(Name of Registrant As Specified in Charter)

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PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

August [ ], 2020

Dear Stockholder:

We are pleased to invite you to attend a Regular Meeting of Stockholders of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo,” the “Company,” “we,” or “our,”) to be conducted online on [                            ], September [  ], 2020 commencing at [       ] p.m. Central time.

At this Regular Meeting, we will ask you to consider and vote upon amendments to our Articles of Incorporation (1) to effect, at the option of our Board of Directors any time until December 31, 2020, a reverse stock split of all outstanding shares of our common stock, at a reverse split ratio ranging from any whole number from one-for-two to one-for-sixteen as determined by our Board of Directors at their discretion (Proposal 1), and (2) to effect an increase in our authorized common stock from 225 Million to 250 Million shares. (Proposal 2).

At this meeting, we will also ask you to consider and vote upon our proposed 2020 Equity Incentive Plan (Proposal 3); and to vote upon ratification of our Audit Committee’s selection of Assurance Dimensions to serve as our independent auditors for our fiscal year ended March 31, 2021 (Proposal 4).

This meeting will be completely virtual. Hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and PetVivo, and enables stockholder participation from any location. By hosting this virtual meeting, we are also supporting the health and well-being of our employees and stockholders in light of the public health impact of the coronavirus outbreak (COVID 19). Incident to attendance via the internet, stockholders will have an opportunity to hear all portions of the official meeting, submit written questions during the meeting, vote electronically during the meeting, and listen to live responses to stockholder questions following the formal meeting.

You may attend the meeting and vote your shares electronically during the meeting via live webcast by logging in at [                                                           ]. We recommend that you log in at least 15 minutes before the meeting starts.

Details of the business to be conducted at this meeting are provided in the formal meeting notice and Information Statement following this cover letter.

Thank you.	PetVivo Holdings, Inc.

John Lai, Chief Executive Officer

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PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd

Edina, MN 55439

NOTICE OF REGULAR MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER [____], 2020

August [  ], 2020

Dear Stockholders of PetVivo Holdings, Inc.

NOTICE IS HEREBY GIVEN that a Regular Meeting of Stockholders of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”, the “Company”, “we”, or “our”) will be conducted online on [_________], September [___], 2020 commencing at [  ] p.m. Central time. This meeting will be held to consider and vote upon the following purposes:

To vote upon Amendments to the Company’s Articles of Incorporation providing:

(Proposal 1) at the option of our Board of Directors, to effect a reverse stock split of all outstanding shares of common stock of the Company based on a reverse split ratio ranging from any whole number from one-for-two to one-for-sixteen, as determined by our Board of Directors prior to December 31, 2020; and

(Proposal 2) to effect an increase in the total number of authorized shares of common stock of the Company to Two Hundred Fifty Million (250,000,000) common shares.

And also to vote upon our 2020 Equity Incentive Plan (Proposal 3) and to vote upon ratification of the selection of Assurance Dimensions to serve as our independent auditors for our current fiscal year ending March 31, 2021 (Proposal 4).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued support of and interest in PetVivo Holdings, Inc.

On behalf of the Board of Directors

John Lai, Chief Executive Officer

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PetVivo Holdings, Inc.

REGULAR MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER [___], 2020

Purpose

We are furnishing you this Information Statement in connection with a Regular Meeting of Stockholders of PetVivo Holdings, Inc., a Nevada corporation, (“PetVivo”, the “Company”, “we”, or “our”) to be held online at [_____________________] on [__________], September [___], 2020 at [______] p.m. Central time.

Definitive copies of this Information Statement are first being sent on or about August 20, 2020 to all our stockholders of record at the close of business on July 15, 2020 (the “record date”). On the record date, there were 23,111,857 shares of our common stock outstanding and entitled to vote at this Regular Meeting, which were held by approximately 246 holders of record.

This Regular Meeting will be held for the following purposes:

To consider and vote upon two amendments to our Articles of Incorporation which provide that:

(Proposal 1) (the “Reverse Stock Split) – at the option of our Board of Directors, to effect a reverse stock split of all outstanding shares of the Company’s common stock based on a reverse split ratio ranging from any whole number between one-for-two and one-for-sixteen, as solely determined by our Board of Directors prior to December 31, 2020; and

(Proposal 2) (the “Authorized Share Increase”) — to effect an increase in the total number of authorized shares of common stock of the Company to Two Hundred Fifty Million (250,000,000) shares.

(Proposal 3) (the “2020 Equity Incentive Plan”) – to consider and vote upon a 2020 PetVivo Equity Incentive Plan.

(Proposal 4) (the “Auditor Ratification”) - to consider and vote upon ratification of the selection of Assurance Dimensions as our independent auditors for the current fiscal year ending March 31, 2021.

We also may transact other business that may properly come before this regular meeting

If our stockholders approve the Reverse Stock Split (Proposal 1) and Authorized Share Increase (Proposal 2) at the Regular Meeting, and these two proposals are later implemented by our Board of Directors, Proposal 1 and Proposal 2 will become effective upon a date chosen by our Board of Directors within thirty (30) days after our filing of a Certificate of Amendment with the Secretary of State of Nevada. Even if our stockholders approve Proposal 1 and Proposal 2 at the Regular Meeting, our Board of Directors will retain the right to abandon them if they determine such actions are not in the best interests of PetVivo and our stockholders.

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Voting Instructions

You are entitled to one vote for each share of common stock that you own as of the close of business on the record date. Instructions to vote are as follows:

If shares are held in your name

Stockholders of Record – If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares. And as the stockholder of record, you have the right to vote electronically during this online Regular Meeting.

Voting During the Meeting – If you attend the meeting virtually, you will be able to vote during the meeting. Please refer to the specific instructions set forth on the notice of internet availability you received. If you receive more than one notice of internet availability, it likely means that you have multiple accounts with our transfer agent. Please vote all of the shares.

No Voting By Proxy or Solicitation of Stockholders – There will be no voting by proxy incident to this Regular Meeting, and also no other solicitation by our management or any other person prior to or at the meeting to influence voting on any proposal by any stockholder

If shares are held in “Street Name”

Beneficial Owners – If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee how to vote.

Voting During the Meeting – If you plan to attend this meeting virtually and vote electronically, then you must separately obtain a form from your broker or other nominee, which gives you the right to vote your shares electronically during the meeting.

PROPOSAL 1

Reverse Stock Split of Our Common Stock

We are asking our stockholders to vote upon a proposed amendment to our Nevada Articles of Incorporation to effect a reverse stock split (Proposal 1). The format of this Amendment to our Articles of Incorporation is set forth in Appendix A hereto.

If our stockholders approve this proposal, our Board of Directors will cause the Amendment to be filed with the Nevada Secretary of State to effect this reverse stock split only if the Board of Directors determines it would be in the best interests of the Company and its stockholders. Our Board of Directors also may determine in its sole discretion not to effect the Reverse Stock Split nor to file the Amendment in Nevada. We will not effect this reverse stock split without also effecting the authorized share increase of Proposal 2. No further action on the part of our stockholders will be required to allow our Board of Directors to either implement or abandon this reverse stock split. Our Board of Directors may effect this reverse stock split under Proposal 1 at any time at their discretion until December 31, 2020.

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The Amendment provided by Proposal 1 will effect a reverse stock split of all outstanding shares of our common stock at a reverse split ratio ranging from any whole number between one-for-two to one-for-sixteen, as determined by our Board of Directors. As of July 15, 2020, there were 23,111,857 shares of our common stock outstanding. Based on such number of common shares outstanding, following the effectiveness of this reverse stock split (without giving negligible effect to adjustment for fractional shares) we will have, depending on the reverse split ratio selected by our Board of Directors, outstanding common shares as illustrated in the later table under the caption “Effect on Shares of Reverse Stock Split.”

All holders of our common stock will be effected proportionately by this reverse stock split. Each common stockholder will hold the same percentage of our outstanding common stock immediately following this reverse stock split as that stockholder held immediately prior to this reverse stock split (except for the negligible effect of any adjustment for fractional shares). And the par value of our common stock will continue to be $0.001 per share.

Fractional Shares – No fractional shares will be issued incident to this reverse stock split, but rather any resulting fractional shares will be rounded up to the next whole common share.

Reasons for Reverse Stock Split

Our Board of Directors has currently determined that it is in the best interests of the Company and its stockholders to implement such a reverse stock split. Our Board of Directors believes that the implementation of this reverse stock split is likely to increase the trading price of our common stock as a result of the reduction in the number of common shares outstanding, and that correspondingly any such increased trading price of our common stock may improve marketability and facilitate trading in our common stock.

For example, some investors may prefer to invest in stocks that trade at a per share price range more typical of companies listed on NASDAQ or other national stock exchanges, and certain institutional investors may be prohibited from purchasing stocks trading below certain minimum price levels. Further, brokerage commissions based on a percentage of a total transaction tend to be higher for lower-priced stocks. An anticipated increased trading price for our common stock due to this reverse stock split may help to reduce these concerns.

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Criteria to Determine Whether to Implement Reverse Stock Split

In determining whether to implement this reverse stock split and its specific reverse split ratio, the Board of Directors may consider various factors including:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock;
●	the expected impact of the reverse stock split on the short- and long-term market; and
●	overall prevailing general stock market and economic conditions.

Certain Risk Factors Related to the Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price or otherwise benefit the market for our common stock. Although we expect that a reverse stock split will result in an increase in the market price of our common stock, its actual effect on our common stock cannot be predicted with any certainty. We have no way of knowing whether the market price for our common stock will be proportionately the same, greater, or less than prior to a reverse stock split. If our post-split common shares are traded at prices that are less than their pre-split prices multiplied times the reverse split ratio, our stockholders could suffer a material loss in value of the shares held by them.

The history of reverse stock splits for other companies is quite varied, and some investors may view them negatively. It is possible that the price of our common shares after the reverse stock split will not increase in the same proportion as the reduction in the number of our outstanding common shares, and that the reverse stock split may not result in a per share price that will attract investors who do not trade in lower priced stocks. Although we believe the reverse stock split will enhance the marketability of our common stock to some potential investors, we cannot assure you that our common stock will be more attractive to any investors.

The proposed reverse stock split may decrease the liquidity of our common stock. The liquidity of our common stock may be negatively impacted by the reverse stock split, given the reduced number of outstanding shares after implementation of the reverse stock split.

Potential Dilutive Effect of Reverse Stock Split. Regardless of the actual reverse split ratio chosen by our Board of Directors, a material increase in our unissued authorized common shares will occur. This may allow us to more substantially dilute existing stockholders in the future than is currently possible. The issuance of such additional common shares could have the effect of diluting the equity ownership, voting impact and future earnings per share of existing shareholders, and depending on the amount of and value received for shares issued, such dilution may be substantial. Moreover, our shareholders have no preemptive rights to subscribe for or purchase any part of new or additional issuances of our securities, which means they have no prior right to purchase or otherwise acquire any part of newly issued common shares to maintain their proportionate ownership of our common stock.

Potential Anti-Takeover Effect of Reverse Stock Split. The substantial increase in our authorized common stock available for issuance without stockholder approval resulting from a reverse stock split could have the effect of discouraging unsolicited takeover attempts or inhibiting needed management changes, and accordingly may limit the opportunity of our stockholders to dispose of their shares at a better price than otherwise available to them. The issuance or even potential issuance of such increased authorized shares, by diluting the voting power of existing stockholders, could discourage, delay or even prevent unsolicited persons from gaining control of the Company or effecting a merger or other business combination, even if such a transaction is perceived beneficial to existing stockholders.

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We currently have no written or oral plans, proposals or other arrangements to issue any of the additional authorized common shares that would be available incident to a reverse stock split.

Effects of the Reverse Stock Split

General

After the effective date of a reverse stock split (assuming our Board of Directors elects to implement it), each stockholder will own a reduced number of shares of our common stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership in the Company, except for the negligible extent of any fractional share adjustments. Voting rights and other rights and preferences held by stockholders will not be affected by this reverse stock split. For example, a holder of 2% of the voting power of our outstanding common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of our outstanding common stock immediately after the reverse stock split. And the number of our stockholders of record will not be affected by the reverse stock split.

The principal effects of this reverse stock split will be that:

●	depending on the reverse split ratio selected by our Board of Directors, each two to sixteen shares of our common stock will be combined into one post-split common share;

●	no fractional shares of common stock will be issued in connection with this reverse stock split, but rather any fractional share will be rounded up to the next whole share; and

●	based on the reverse split ratio selected by our Board of Directors, proportional adjustments will be made to the per share exercise or conversion price and the number of shares to be issued upon the exercise or conversion of all then outstanding options, warrants and convertible notes, which will result in a proportional decrease in the number of our common shares reserved for issuance upon exercise or conversion of any options, warrants and convertible debt.

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Effect on Shares

If this reverse stock split proposal is approved by stockholders and implemented by the Board of Directors, the following table contains information, based on our outstanding share information as of July 15, 2020, relating to our resulting outstanding common stock at the various reverse split ratios authorized by this reverse stock split, and adjusted for our post-split increase in authorized common shares from 225 to 250 Million shares.

	Number of	Number of Common
	Common Shares	Shares Authorized
Status	Outstanding	But Not Outstanding*
Before stock split	23,111,857	201,888,143
2-for-1 reverse stock split	11,555,929	238,444,071
3-for-1 reverse stock split	7,703,952	242,296,048
4-for-1 reverse stock split	5,777,964	244,222,036
5-for-1 reverse stock split	4,622,371	245,377,629
6-for-1 reverse stock split	3,851,976	246,148,024
7-for-1 reverse stock split	3,301,694	246,698,306
8-for-1 reverse stock split	2,888,982	247,111,018
9-for-1 reverse stock split	2,567,984	247,432,016
10-for-1 reverse stock split	2,311,186	247,688,814
11-for-1 reverse stock split	2,101,078	247,898,922
12-for-1 reverse stock split	1,925,988	248,074,012
13-for-1 reverse stock split	1,777,835	248,222,165
14-for-1 reverse stock split	1,650,847	248,349,153
15-for-1 reverse stock split	1,540,790	248,459,210
16-for-1 reverse stock split	1,444,491	248,555,509

* As of the record date of July 15, 2020, we have a total of 7,551,118 of our authorized shares reserved for exercise of outstanding stock purchase warrants and conversions of outstanding convertible notes. We will also have an additional 4,000,000 reserved common shares in the event our 2020 Equity Incentive Plan is adopted at this Regular Meeting of Stockholders.

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of this reverse stock split will not affect the registration of our common stock under the Exchange Act. Our common stock also is listed and quoted over-the-counter under the symbol “PETV” on the OTCQB maintained by OTC Markets Group, Inc., and its status and symbol on the OTCQB will remain the same after any implementation of this reverse stock split. Also after the effective date of any reverse stock split implemented by our Board of Directors, our common stock will have a new CUSIP identification number.

Reduction in Stated Capital; No Effect on Stockholders’ Equity

Effective with any reverse stock split, the par value of our common stock will remain $0.001 per share, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity will remain unchanged as of the effective date of the reverse stock split.

Shares Held by Stockholders

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the reverse stock split becoming effective will occur automatically without any action on the part of our stockholders.

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Brokers, banks or other nominee holders of record will be instructed to effect the reverse stock split for their beneficial holders having shares of common stock in “street name.” If you hold your shares of our common stock in street name with a broker, bank or other nominee holder of record, and you have any questions in this regard, we encourage you to contact your nominee holder of record.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-reverse split shares in registered book-entry, which will occur automatically upon the effective date of this reverse stock split.

If you hold any of your shares of our common stock in certificate form, your common stock ownership position will be automatically adjusted on our stockholder ledger by our transfer agent as of the effective date of the reverse stock split to reflect the number of post-split common shares owned by you. Beginning on the effective date of the reverse stock split, each stock certificate representing pre-split common shares will be deemed for all purposes to evidence ownership of post-split shares as adjusted for the specific reverse split ratio.

Interest of Certain Persons in the Reverse Stock Split

No officer or director of the Company has any material direct or indirect interest, by security holdings or otherwise, in the reverse stock split or accompanying increase in authorized shares that is not shared by all of our other stockholders.

Reservation of the Right to Delay or Abandon the Reverse Stock Split

Our Board of Directors reserves the right to select any effective date for this reverse stock split until December 31, 2020, or even to abandon the filing and effectiveness of this reverse stock split, regardless of whether it was approved by stockholders at this Regular Meeting of stockholders. This reverse stock split proposal expires and cannot be implemented by our Board of Directors to become effective after December 31, 2020.

Material Federal Income Tax Consequences of the Reverse Stock Split

Following is a summary of material U.S. federal income tax consequences of this reverse stock split to U.S. Holders which include individual citizens, legal entities incorporated in the U.S., certain trusts and estates, and certain other persons who have elected to be treated as a U.S. person. This summary is based upon the Internal Revenue Code of 1986, as amended, and its many related Treasury and IRS rules and regulations. No assurance can be given that the IRS will agree with the consequences described in this summary, and no advance tax ruling has been or will be sought or obtained from the IRS regarding these tax consequences.

This summary does not include any discussion on alternative minimum tax consequences or any aspects of state, local or foreign taxation, and this summary only applies to those stockholders who hold shares of our common stock as “capital assets” constituting property held for investment.

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We take the position that the reverse stock split, when effective, constitutes a recapitalization for U.S. federal income tax purposes under Section 368 of the Internal Revenue Code, which provides:

●	a U.S. Holder will not recognize gain or loss on the reverse stock split;

●	the aggregate tax basis of our common shares received by a U.S. Holder in the reverse stock split will be equal to the aggregate tax basis of the shares exchanged therefor;

●	the holding period of our common shares received by a U.S. Holder in the reverse stock split will include the holding period of the shares exchanged therefor; and

●	any capital gain or loss will be short-term if the pre-reverse split shares were held for one year or less at the effective time of the reverse stock split, and long-term if held for more than one year.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders who acquired our common shares on different dates and prices should consult their tax and/or investment advisors regarding the allocation of the tax basis and holding periods among such shares.

PROPOSAL 2

Increase in Authorized Common Shares

We are also asking our stockholders to vote upon another proposed Amendment to our Nevada Articles of Incorporation, which constitutes an increase in our total authorized shares of common stock from two hundred twenty-five million (225,000,000) shares to two hundred fifty million (250,000,000) shares. The format of this Amendment to our Articles of Incorporation is set forth in Appendix A hereto.

This proposed Amendment to increase our authorized common shares will not become effective unless and until the Board of Directors implements a reverse stock split under Proposal 1.

Reason for Increase in Authorized Common Shares

For several years prior to our 9-for-10 reverse stock split in 2019, our authorized shares of common stock were 250 Million shares, which under Nevada statutes we were required to reduce to 225 Million shares incident to the 2019 reverse stock split. Our Board of Directors has determined that it would be beneficial to the Company to restore our authorized shares of common stock to their more historic level through this increase to 250 Million shares.

Although this increase in authorized common shares is relatively small, the issuance of additional shares of our common stock provided by this proposed increase of 25 Million common shares could have the effect of diluting earnings per share, book value per share, and voting power.

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Anti-Takeover Risk Factor Related to Increase in Authorized Shares

Increasing our authorized common stock could have an anti-takeover effect. The proposed increase in our authorized shares of common stock could make it more difficult or discourage attempts to obtain control of the Company, thereby having an anti-takeover effect. For example, our issuance of such increased authorized shares to persons hostile to a takeover bid could render more difficult or discourage an attempt to acquire control of the Company, even if such a transaction is perceived to be beneficial to existing stockholders. This increase in our authorized common stock is not being proposed or undertaken in response to any known or expected threat to acquire control of the Company.

We have no written or oral plans, proposals or other arrangements to issue any of the additional common shares available from the proposed increase in our authorized common stock from 225 Million to 250 Million common shares.

PROPOSAL 3

The PetVivo 2020 Equity Incentive Plan

On July 10, 2020, our Board of Directors unanimously approved the PetVivo Holdings, Inc “2020 Equity Incentive Plan” (the “2020 Plan”), subject to approval by our stockholders at this upcoming Regular Meeting. The 2020 Plan will become effective on the date it is approved by our stockholders, and the number of shares of our common stock available and that may be issued as awards under the 2020 Plan is 4,000,000 shares, which represents approximately 18% of our outstanding common stock as of July 15, 2020.

Stockholder voting on the 2020 Plan is being requested to (i) satisfy certain requirements of stock exchanges such as NASDAQ, and (ii) to qualify certain share-based awards as “incentive stock options” under Section 422 of the Internal Revenue Code.

The 2020 Plan contains a number of features that we believe are consistent with the interests of our stockholders and promote sound corporate governance practices, and also will enable us to provide a competitive mix of compensation (including equity awards) to our key employees. Our Board of Directors believes that our ability to attract, retain and motivate top quality employees and non-employee directors, as well as high quality consultants and advisors, is important to our success and will be enhanced substantially through our ability to make equity incentive grants from the 2020 Plan.

In setting the proposed number of 4.0 Million common shares reserved and issuable under the 2020 Plan, we considered a number of factors including the critical retention role that long-term equity incentives play in our executive and other key employee compensation programs, aligning the interests of key employees with our Company and stockholders, our anticipated dilution from the issuance of awards, and the reservation of enough shares in the 2020 Plan anticipated to last for several years.

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Description of the 2020 Plan

Certain material features of the 2020 Plan are summarized as follows, which summary is qualified in its entirety by reference to the full text of the 2020 Plan attached to this Information Statement as Appendix B.

Eligible Participants – Employees, consultants and advisors of the Company (or any subsidiary), and non-employee directors of the Company will be eligible to receive awards under the 2020 Plan. In the case of consultants and advisors, however, their services cannot be in connection with the offer and sale of securities in a capital-raising transaction nor directly or indirectly promote or maintain a market for PetVivo securities.

Administration – The 2020 Plan will be administered by the Compensation Committee of our Board of Directors (the “Committee”), which has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment, any deferral payment, and other terms and conditions of each award. Subject to provisions of the 2020 Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee also has the authority to interpret and establish rules and regulations for the administration of the 2020 Plan. In addition, the Board of Directors may also exercise the powers of the Committee.

Shares Available for Awards – The aggregate number of shares of Petvivo common stock available and reserved to be issued under the 2020 Plan is 4,000,000 shares, but includes the following limits:

● the maximum aggregate number of shares of Common Stock granted as an Award to any Non-Employee Director in any one Plan Year will be 100,000 shares; provided that such limit will not apply to any election of a Non-Employee Director to receive shares of Common Stock in lieu of all or a portion of any annual Board, committee, chair or other retainer, or any meeting fees otherwise payable in cash.

Types of Awards – Awards can be granted for no cash consideration or for any cash and other consideration as determined by the Committee. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of PetVivo common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share of any stock option and the grant price of any SAR may not be less than the fair market value of PetVivo common stock on the date of grant. The term of any award cannot be longer than ten years from the date of grant. Awards will be adjusted in the event of a stock dividend or other distribution, recapitalization, forward or reverse stock split, reorganization, merger or other business combination, or similar corporate transaction, in order to prevent dilution or enlargement of the benefits or potential benefits provided under the 2020 Plan.

Our 2020 Plan permits grants of the following types of awards:

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Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2020 Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of the Company or its subsidiary. Each stock option granted under the 2020 Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting, and any other conditions. The exercise price of each stock option granted under the 2020 Plan must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Fair market value under the plan means, unless otherwise determined by the Committee, the closing price of our common stock, as reported on the OTCQB or NASDAQ, on the immediately prior trading day. The closing price of our common stock, as reported on the OTCQB July 15, 2020, was $0.80 per share. The Board fixes the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right granted to receive payment of cash, stock, or a combination of both equal to the difference between the fair market value of shares of our common stock and the grant price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the Board or Committee may determine. The grant price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. The Board or Committee fixes the term of each SAR, but SARs granted under the 2020 Plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, Restricted Stock Units, and Deferred Stock Units. Restricted stock awards, restricted stock units, or RSUs, and/or deferred stock units may be granted under the 2020 Plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs or deferred stock units are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. Deferred stock units permit the holder to receive shares of common stock or the equivalent value in cash or other property at a future time as determined by the Board or Committee. The Board or Committee will determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of RSUs or deferred stock units granted, and other such conditions or restrictions.

Performance Awards. Performance awards, in the form of cash, shares of common stock, other awards, or a combination of both, may be granted under the 2020 Plan in such amounts and upon such terms as the Board or Committee may determine. The Board or Committee will determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goals, the performance periods, and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant.

Non-Employee Director Awards. The Board or Committee at any time and from time to time may approve resolutions providing for the automatic or other grant of awards under the 2020 Plan to non-employee directors. Such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions, and limitations as the Board or Committee may establish in its sole discretion consistent with the provisions of the 2020 Plan. The Board or Committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees, or other fees in restricted stock, RSUs, deferred stock units, or other stock-based awards in lieu of cash.

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Other Stock-Based Awards. Consistent with the terms of the plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Board or Committee may determine.

Dividend Equivalents. With the exception of stock options, SARs, and unvested performance awards, awards under the 2020 Plan may, in the Board’s or Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends may be paid on unvested awards. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Board or Committee.

Accounting for Awards

Our shares of common stock covered and reserved for each award under the 2020 Plan will be counted against the aggregate number of shares available for award. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2020 Plan.

Common shares covered by an award made under the 2020 Plan (or to which an award relates) that are not purchased or forfeited, or are subject to an award that otherwise terminates or is cancelled without delivery of any shares, will be restored to the 2020 Plan and available for award again. Shares that are withheld in full or partial payment of the purchase or exercise price or tax obligation of any award will not be available again for further grants under the 2020 Plan.

Duration, Termination and Amendment

Unless terminated by the Board of Directors, the 2020 Plan will expire on July 10, 2030, and no awards may be made after that date. Our Board of Directors may amend, suspend, discontinue or terminate the 2020 Plan at any time, although shareholder approval must be obtained for any amendment that would (i) increase the number of shares of our common stock available under the 2020 Plan, (ii) increase the award limits under the 2020 Plan, (iii) permit awards of options or SARs at a price less than fair market value, or (iv) permit repricing of options or SARs.

Termination of Employment or Other Service. The 2020 Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between the Company and a participant. If a participant’s employment or other service with the Company is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with the Company is terminated by reason of death, disability, or retirement, then:

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● All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

● All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

● All outstanding unvested RSUs, performance awards, and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with the Company is terminated by reason other than for cause, death, disability, or retirement, then:

● All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire;

● All outstanding restricted stock will be terminated and forfeited; and

● All outstanding unvested RSUs, performance awards, and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights upon Termination. Upon a participant’s termination of employment or other service with the Company or any subsidiary, the Board may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become, or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, deferred stock units, performance awards, non-employee director awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest, or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Board; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date. Any such action by the Board adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Board is authorized by the 2020 Plan to take such action.

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Forfeiture and Recoupment. If a participant is determined by the Board to have taken any action while providing services to the Company or within one year after termination of such services that would constitute “cause” or an “adverse action,” as such terms are defined in the 2020 Plan, all rights of the participant under the 2020 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Board has the authority to rescind the exercise, vesting, issuance, or payment in respect of any awards of the participant that were exercised, vested, issued, or paid and require the participant to pay to the Company, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance, or payment. The Company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board to determine whether “cause” or “adverse action” exists. The Company is entitled to withhold and deduct future wages or make other arrangements to collect any amount due.

In addition, if the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any award received by such individual under the 2020 Plan during the 12 month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture, or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which our common stock is then listed or traded or any policy adopted by the Company.

Effect of Change in Control. Generally, a change in control will mean:

●	The acquisition, other than from the Company, by any individual, entity, or group of beneficial ownership of 50% or more of the then outstanding shares of common stock;
●	The consummation of a reorganization, merger, or consolidation of the Company with respect to which all or substantially all of the individuals or entities who were the beneficial owners of common stock and voting securities immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of common stock of the corporation resulting from the transaction; or
●	A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Subject to the terms of the applicable award agreement or an individual agreement between the Company and a participant, upon a change in control, the Board may, in its discretion, determine whether some or all outstanding options shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part, and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Board may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our shares of common stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us, or a combination of both cash and such shares of stock.

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Term, Termination, and Amendment. Unless sooner terminated by the Board, the 2020 Plan will terminate at midnight on July 10, 2030. No award will be granted after termination of the 2020 Plan, but awards outstanding upon termination of the 2020 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2020 Plan.

Subject to certain exceptions, the Board has the authority to suspend or terminate the 2020 Plan or terminate any outstanding award agreement and the Board has the authority to amend the 2020 Plan or amend or modify the terms of any outstanding award at any time and from time to time. No amendments to the 2020 Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the rules of the primary stock exchange on which the common stock is then traded, applicable U.S. state and federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the 2020 Plan; or (b) such amendment would: (i) modify the re-pricing provisions of the 2020 Plan; (ii) materially increase benefits accruing to participants; (iii) increase the aggregate number of shares of common stock issued or issuable under the 2020 Plan; (iv) increase any limitation set forth in the 2020 Plan on the number of shares of common stock which may be issued or the aggregate value of awards which may be made, in respect of any type of award to any single participant during any specified period; (v) modify the eligibility requirements for participants in the 2020 Plan; or (vi) reduce the minimum exercise price or grant price as set forth in the 2020 Plan. No termination, suspension, or amendment of the 2020 Plan shall adversely affect any outstanding award previously granted under the 2020 Plan without the written consent of the participant holding such award.

Transferability of Awards

Except in certain limited situations permitted under the 2020 Plan, awards other than stock awards under the 2020 Plan may only be transferred by will or probate laws of descent and distribution, and under no circumstances may outstanding awards be transferred for value.

Federal Tax Consequences of the 2020 Plan

The following is a general summary, as of the date of this information statement, of the federal income tax consequences to participants and the Company of transactions under the 2020 Plan. This summary is intended for the information of stockholders considering how to vote at the Regular Meeting and not as tax guidance to participants in the 2020 Plan, as the consequences may vary with the types of grants made, the identity of the participant, and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2020 Plan.

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Incentive Stock Options. With respect to incentive stock options, generally, the participant is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the participant meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the participant. Upon exercise of the stock option, the participant will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of a SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

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Restricted Stock, RSUs, Deferred Stock Units, and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, RSUs, deferred stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code.

Withholding Obligations. We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the participant to pay to us an amount necessary for us to satisfy the participant’s federal, state, or local tax withholding obligations with respect to awards granted under the 2020 Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on PetVivo. The Compensation Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of common stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice, or a combination of these methods.

Code Section 409A. A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time a grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Code Section 162(m). Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” is not deductible by us to the extent it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2020; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2106 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit (with a transition provision continuing the performance-based exception for certain compensation covered by a written binding contract in existence on November 2, 2017).

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Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and PetVivo, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from PetVivo, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

PROPOSAL 4

Ratification of Independent Auditors

Our Audit Committee has selected Assurance Dimensions, an independent registered public accounting firm (“Assurance”) as the Company’s independent auditors for the current fiscal year ending March 31, 2021, and our Board of Directors has directed that this auditor selection be submitted for ratification by our stockholders. Assurance also served as our independent auditors for the past fiscal year ended March 31, 2020. Although our bylaws and Nevada governing corporate law do not require such stockholder ratification, we believe that this submission for ratification by our stockholders is a matter of good corporate practice and governance.

If our stockholders fail to ratify our independent auditor selection, the Audit Committee will then reconsider whether or not to retain Assurance. Even assuming our selection of Assurance is ratified by our stockholders, the Audit Committee retains the right in its discretion to appoint different independent auditors any time during the year if such a change is determined to be in the best interests of the Company and our stockholders.

The Audit Committee assists our Board of Directors substantially with fulfilling its oversight responsibility in respect to the quality and integrity of our accounting, auditing and financial reporting policies and practice. Regarding the audit process for our most recent fiscal year, our Audit Committee performed the necessary reviews and discussions with our management and our independent auditors, and based thereon the Audit Committee submitted its report and recommended to our Board of Directors that our most recent audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2020, as filed with the Securities and Exchange Commission. (SEC).

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Auditor Pre-Approval Policies

The Audit Committee is required under its written charter to pre-approve all audit and non-audit services performed by our independent auditors. During our past fiscal year ended March 31, 2020, all services performed by Assurance were pre-approved by our Audit Committee. Our Audit Committee also has determined that all rendering of services by Assurance during our past fiscal year has been compatible with maintaining their full independence.

VOTE REQUIRED FOR PROPOSALS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding common shares is required to adopt and effect Proposal 1 and Proposal 2.

The affirmative vote of the holders of a majority of the shares of common stock present in person or online, and entitled to vote at this meeting, is required to adopt Proposal 3 and proposal 4.

As of the record date of July 15, 2020, the Company had 22,111,857 shares of voting common stock issued and outstanding. Each shareholder is entitled to one vote per share of common stock.

Under Nevada law, our shareholders are not entitled to any dissenting shareholder or appraisal rights relating to any of the corporate actions being taken under these four proposals.

VOTING AND OTHER SHAREHOLDER RIGHTS

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Holders of our common stock have no cumulative voting rights. Holders of our common stock have no preemptive rights to purchase the Company’s common stock or rights or interests therein such as options and warrants. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of July 15, 2020 with respect to: (i) each person known to be the beneficial owner of more than 5% of our common stock; (ii) each director and executive officer of the Company; and (iii) directors and executive officers of the Company as a group.

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	Number of		Percent of
Name of Beneficial Owner *	Shares		Common Stock
Beneficial Owner of More than 5%
Stanley Gruden	1,993,321		8.62%

Directors and Executive Officers
John Lai	4,109,396	(1)	17.01%
David B. Masters	4,467,388	(2)	19.29%
John F. Dolan	2,185,913	(3)	9.31%
Randall A. Meyer	2,179,084	(4)	9.41%
Robert Rudelius	675,269	(5)	2.90%
David Deming	241,307	(6)	1.03%
Joseph Jasper	190,399	(7)	0.82%
Scott M. Johnson	634,129	(8)	2.73%
James R. Martin	260,719	(9)	1.12%
Gregory D. Cash	83,092	(10)	0.36%
John Carruth	370,128	(11)	1.58%
Officers and directors as a group (11 persons)	15,396,824		65.56%

* The address of each person in the above table is 5251 Edina Industrial Blvd, Edina, MN 55439.

(1) Includes 1,043,029 shares exercisable pursuant to warrants.

(2) Includes 46,797 shares exercisable pursuat to warrants.

(3) Includes 372,947 shares exercisable pursuant to warrants.

(4) Includes 53,688 shares exercisable pursuant to warrants.

(5) Includes 180,415 shares exercisable pursuant to warrants.

(6) Includes 226,907 shares exercisable pursuant to warrants.

(7) Represents 190,399 shares exercisable pursuant to warrants.

(8) Includes 95,902 shares exercisable /convertible pursuant to warrants and convertible notes.

(9) Includes 98,184 shares exercisable/convertible pursuant to warrants and convertible notes.

(10) Represents 83,092 shares exercisable/convertible pursuant to warrants and convertible notes.

(11) Represents 370,128 shares exercisable pursuant to warrants.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Unless set forth in this Information Statement, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the reverse stock split and these other corporate actions which is not shared pro rata by all other stockholders of the Company.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, the Company files reports, documents, and other information, including annual and quarterly reports on Form 10-K and Form 10-Q and current reports on Form 8-K, with the Securities and Exchange Commission (the “Commission”). These reports and information filed by us can be inspected and copied at the public reference offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials also can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our filings with the Commission also are available to the public on the Commission’s Internet website at http://www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only.

John Lai, Chief Executive Officer

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Appendix A

FORM OF

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

PETVIVO HOLDINGS, INC.

(Pursuant to NRS 78.385 and 78.390)

The undersigned, John F. Dolan, Legal Officer and Secretary of PetVivo Holdings, Inc., a Nevada corporation (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is PetVivo Holdings, Inc.

2. The Articles of Incorporation of the Corporation have been amended as follows:

The total number of shares of Common Stock that the Corporation has the authority to issue is Two Hundred Fifty Million (250,000,000) shares, par value $0.001 per share.

Each [two, three, four, five, six, seven, eight, nine, ten, eleven, twelve, thirteen, fourteen, fifteen, sixteen]* shares of the Common Stock issued and outstanding on the effective date of this Amendment shall automatically be combined into one validly issued, fully paid, and nonassessable share of Common Stock, without any action by the holder thereof (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, but rather any fractional share will be rounded up to the next whole share. Each certificate that prior to such combination represented shares of Common Stock (“Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate have been combined, subject to the foregoing treatment of fractional interests.

3. The vote by which the stockholders holding common shares in the Corporation as of the Record Date and entitling them to exercise at least a majority of the voting power of the Corporation, have voted in favor of this amendment as follows: [             ]%.

4. Effective date of amendment: [                    ], 2020

5. Signature of officer:

John F. Dolan

*To be determined by the Board of Directors.

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